UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 10, 2014
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00830	77-6100553
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976-8776
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Directors

On November 10, 2014, Firsthand Technology Value Fund, Inc. announced that the Board has appointed Rodney Yee and Nicholas Petredis as independent directors effective November 7, 2014.

Mr. Yee has been appointed as a Class I director and will be a nominee for re-election at the company’s 2015 Annual Meeting of Stockholders.

Mr. Yee has been an independent consultant from September 2014 to the present.  Mr. Yee was COO, CFO, and Treasurer of ASA Limited (a Bermuda based SEC registered closed-end fund traded on the NYSE) from August 2010 to August 2014, and before then Mr. Yee was COO and CCO of CCM Partners (an SEC registered investment adviser) from November 2005 to August 2010. From 2004 to 2005, Mr. Yee served as CFO of Matthews International Capital Management (an SEC registered investment adviser) and Treasurer of Mathews Asian Funds.

Mr. Petredis has been appointed as a Class II director and will be a nominee for re-election at the company’s 2016 Annual Meeting of Stockholders.

Mr. Petredis has been a principal of Petredis Law Offices from 1994 to the present. He also has been of counsel to Terra Law, LP from September 2011 to the present, and Moser Taboada from November 2007 to the present. He was the Chief Compliance Officer for Firsthand Funds from 2008 to 2013 and Chief Compliance Officer of Firsthand Technology Value Fund, Inc. from 2010 to 2013.  Mr. Petredis holds a bachelor’s degree in Political Science from Salem College, a master’s degree in Planning and Public Administration from Pepperdine University and a Juris Doctor from Temple University School of Law.

(d) Exhibits

99.1            None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2014	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis President

Exhibit Index

Exhibit No.	Description
99.1	Not Applicable.